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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                                February 20, 2004
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                Date of Report (Date of Earliest Event Reported)


                           National Quality Care, Inc.
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             (Exact name of Registrant as specified in its charter)

   Delaware                        0 - 19031                    84 - 1215959
-----------------          ------------------------          -------------------
 (State or other           (Commission file number)             (IRS Employer
 jursidiction of                                             Identification No.)
incorporation or
  organization)

                             9033 Wilshire Boulevard
                                    Suite 502
                         Beverly Hills, California 90211
                ------------------------------------------------
                    (Address of principal executive offices)

       Registrants' telephone number, including area code: (310) 550-6242 with copies to:

                              Jeffrey P. Berg, Esq.
                            Jenkens & Gilchrist, LLP
                            12100 Wilshire Boulevard,
                                   15th Floor
                          Los Angeles, California 90025
                               Tel: (310) 820-8800

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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 20, 2004, the company's independent auditor, Moss Adams LLP, resigned. Moss Adams LLP's reports on National Quality Care, Inc.'s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the audit report for the year ended December 31, 2002 included an emphasis pertaining to matters which raise substantial doubt about the Company's ability to continue as a going concern.

During National Quality Care's two most recent fiscal years (2002 and 2001) and through the date of Moss Adams LLP's resignation, there were no disagreements with Moss Adams LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Moss Adams LLP's satisfaction, would have caused Moss Adams LLP to make reference to the subject matter in connection with its report of the financial statements for such years or interim periods through February 20, 2004; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

National Quality Care, Inc. has provided Moss Adams LLP with a copy of the above disclosures. Attached as Exhibit 16.1 is a copy of Moss Adams LLP's letter, dated February 25, 2004, stating its agreement with the disclosures in this report concerning their resignation as National Quality Care, Inc.'s independent auditor.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

         16.1 Letter from Moss Adams LLP to the Securities & Exchange Commission dated February 25, 2004.